UNDERWRITING AGREEMENT

July 28, 2009

Augusta Resource Corporation
Suite 400 - 837 West Hastings Street
Vancouver, British Columbia
V6C 3N6

Attention:      Gil Clausen, Chief Executive Officer

Dear Sirs:

          Wellington West Capital Markets Inc. (“Wellington West”), Cormark Securities Inc., CIBC World Markets Inc., and TD Securities Inc (collectively the “Underwriters” and each individually an “Underwriter”) understand that Augusta Resource Corporation (“Augusta” or the “Company”) proposes to issue and sell to the Underwriters 12,380,000 common shares (the “Purchased Shares”), and at the election of the Underwriters, up to 1,857,000 additional common shares to cover over-allotments (the common shares in respect of which such option is exercised are called “Over-Allotment Shares”). The Purchased Shares and the Over-Allotment Shares are referred to collectively herein as the “Shares”.

          The Underwriters understand that the Company has previously filed a preliminary short form prospectus dated July 27, 2009 (the “Canadian Preliminary Prospectus”) and has prepared and will file within the time limits and on the terms set out below, an amended and restated preliminary short form prospectus (the “Canadian Amended Preliminary Prospectus”) and a (final) short form prospectus (the “Canadian Final Prospectus”) and all related documents, including all documents incorporated by reference therein, with the securities regulatory authority each of the provinces of Canada other than Quebec (the “Securities Commissions”, and the provinces, the “Qualifying Jurisdictions”) in order to qualify for distribution to the public the Purchased Shares and any Over-Allotment Shares in each of the provinces of Canada other than Quebec.

          In addition, the Underwriters understand that the Company has filed with the United States Securities Exchange Commission (the “SEC”) a registration statement on Form F-10 (File No. 333-160830) covering the registration of the Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), including the U.S. Preliminary Prospectus (as defined below) and the exhibits and financial statements and documents incorporated by reference (the “U.S. Preliminary Registration Statement”), and that the Company has prepared and will file with the SEC within the time limits and on the terms set out below an amended registration statement on Form F-10 covering the registration of the Shares under the U.S. Securities Act, including the U.S. Amended Preliminary Prospectus (as defined below) and the exhibits and financial statements and documents incorporated by reference (the “U.S. Amended Preliminary Registration Statement”) and that the Company has prepared and will file with the SEC within the time limits and on the terms set out below an amended registration statement on Form F-10 covering the registration of the Shares under the U.S. Securities Act, including the U.S. Final Prospectus (as defined below) and the exhibits and financial statements and documents incorporated by reference (the “U.S. Final Registration Statement”).

          The Company has also prepared and filed with the SEC an appointment of agent for service of process upon the Company on Form F-X (the “Form F-X”) in conjunction with the filing of the U.S. Preliminary Registration Statement.

          Except as set forth in this Underwriting Agreement, the purchase and sale of the Purchased Shares shall occur on August 13, 2009 (the “Closing Date”).

          The Company, as and to the extent indicated above, hereby grants to the Underwriters the right to purchase at their election up to 1,857,000 Over-Allotment Shares, at the purchase price per share set forth in the paragraph below, for the sole purpose of covering over-allotments in the sale of the Purchased Shares and for market stabilization purposes permitted pursuant to Applicable Securities Laws. Any such election to purchase Over-Allotment Shares may be exercised only by written notice from Wellington West on behalf of the Underwriters on 48 hours written notice to the Company by the close of business on the 30th day following the Closing Date, such notice to set forth (i) the aggregate number of Over-Allotment Shares to be purchased, and (ii) the closing date for the Over-Allotment Shares, provided that such Closing Date shall not be less than three (3) Business Days and no more than seven (7) Business Days following the date of such notice.

          On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions further set out below:

(a)

the Company agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally, and not jointly, to purchase from the Company the respective percentage of the Purchased Shares set forth opposite the respective names of the Underwriters in Section 18, at a purchase price of $2.02 per share for Purchased Shares (the “Offering Price”); and

(b)

in the event and to the extent that the Underwriters shall exercise the election to purchase any or all Over-Allotment Shares (the “Over-Allotment Option”) as provided herein, the Company agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally, and not jointly, to purchase from the Company the respective percentage of Over-Allotment Shares set forth opposite the name of such Underwriter in Section 18 at a purchase price equal to the Offering Price per share for Over-Allotment Shares.

          The Company and the Underwriters agree that any sales or purchases of Shares in the United States will be conducted through a duly registered broker-dealer affiliate of each Underwriter that is in good standing with FINRA (as defined below) and in compliance with U.S. Securities Laws (as defined below).

          The Company shall pay to the Underwriters a fee of 5% of the gross proceeds realized on the sale of Shares in consideration of the services to be provided by the Underwriters under this Underwriting Agreement (the “Underwriting Fee”) and as further set forth in Section 13 herein. The Company will also issue to the Underwriters options (“Underwriters’ Compensation Options”) to acquire such number of common shares of the Company (“Underwriter’s Compensation Shares”) as is equal to 3% of the number of Shares sold pursuant to the Offering. Each Underwriter's Compensation Option will entitle the Underwriter holding such option to purchase one Underwriter’s Compensation Option Share at a price of $2.02 per Underwriters’ Compensation Option Share for a period of 12 months from the Closing Date. The distribution of the Underwriters’ Compensation Options will be qualified by the Canadian Final Prospectus.

          The Underwriters may offer the Purchased Shares at a price less than the Offering Price in compliance with the requirements under National Instrument 44-101 – Short Form Prospectus Distributions and the disclosure concerning the same contained in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus.

          The Underwriters and the Company acknowledge that Schedule A forms a part of this Underwriting Agreement.

          The following are the terms and conditions of the agreement between the Company and the Underwriters:

TERM AND CONDITIONS

Section 1        Definitions and Interpretation

(1)	In this Underwriting Agreement:

“Affiliate” means an affiliated entity for purposes of the Securities Act (British Columbia);

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Applicable Time” means the date and time immediately prior to the Effective Date;

“Augusta Auditor” means Ernst & Young LLP;

“Business Day” means any day other than a Saturday, Sunday or statutory or civic holiday in the city of Toronto, Ontario and Vancouver, British Columbia;

“Canadian Amended Preliminary Prospectus” has the meaning ascribed in the second paragraph of this Underwriting Agreement, such amended and restated preliminary short form prospectus dated the date hereof;

“Canadian Final Prospectus” has the meaning ascribed in the second paragraph of this Underwriting Agreement, such prospectus to be dated on or before August 6, 2009;

“Canadian Preliminary Prospectus” has the meaning ascribed in the second paragraph of this Underwriting Agreement, such preliminary short form prospectus dated the date hereof;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published instruments, notices and orders of the securities regulatory authorities in the Qualifying Jurisdictions;

“Closing Date” means August 13, 2009 or such other date as the Company and the Underwriters agree;

“Disclosure Package” means (i) the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or subsequent U.S. Prospectus Amendments filed prior to the Effective Date, (ii) the Issuer Free Writing Prospectus, if any, identified in Schedule A hereto, and (iii) any other Free Writing Prospectus;

“distribution” means distribution or distribution to the public, as the case may be, for the purposes of Applicable Securities Laws or any of them;

“Effective Date” means each date and time that the U.S. Final Registration Statement and any post-effective amendment or amendments become effective;

“Exchange” means the Toronto Stock Exchange, the NYSE Amex and the Frankfurt Stock Exchange;

“Feasibility Study” means the study entitled “NI 43-101 Technical Report For The Rosemont Copper Project, Updated Feasibility Study, Pima County, Arizona, USA” dated January 14, 2009, as amended, prepared by M3 Engineering & Technology Corporation;

“Financial Information” means, collectively, the annual consolidated financial statements of Augusta incorporated by reference into the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Supplementary Material, including the notes with respect thereto together with the respective auditors’ reports thereon as at and for the periods included therein, and the respective accompanying Management’s Discussion and Analysis;

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act;

“Immaterial Subsidiaries” means Augusta Resource Barbados SRL; Dawson Properties, LLC; Sanrita Properties, LLC; Wilmot Junction, LLC; and Sanrita South LLC;

“Indemnified Party” has the meaning given to that term in Section 15 of this Underwriting Agreement;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act; provided, however, if such Issuer Free Writing Prospectus is made by any Underwriter or other third party, such Underwriter or other third party has obtained the prior written consent of the Company with regard to such issuer free writing prospectus;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy such property or assets;

“Material Adverse Effect” means the effect resulting from any event or change which has a material adverse effect on the business, affairs, capital, operations, Mining Claims or assets of Augusta considered on a consolidated basis;

“material change” means a material change for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in the business, affairs, operations, assets, financial condition or capital of Augusta on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of the common shares, and includes a decision to implement such a change made by the directors of Augusta;

“material fact” means a material fact for the purposes of Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that would reasonably be expected to have a significant effect on the market price or value of the common shares;

“Material Subsidiaries” means each of Augusta Resource (Canada) Corporation; Augusta Resource (US) Corporation; Augusta Resource (US) Holding Corporation; and Rosemont Copper Company;

“Mining Claims” has the meaning given to such term in Section 7(1)(q);

“misrepresentation” means a misrepresentation for the purposes of the Applicable Securities Laws or any of them, or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means: (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made;

“FINRA” means the Financial Industry Regulatory Authority;

“NYSE Amex” means the NYSE Amex Equities;

“Offering" means distribution of the Shares in each of the Offering Jurisdictions;

“Offering Documents” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Registration Statement, the U.S. Final Prospectus, any Prospectus Amendment, and any Supplementary Material;

“Offering Jurisdictions” means the United States and the Qualifying Jurisdictions;

“Over-Allotment Closing Date” means the third Business Day after notice of exercise of the Over-Allotment Option is delivered to the Company, or any earlier or later date as may be agreed to in writing by the Company and the Underwriters, each acting reasonably;

“Prospectus Amendment” means any amendment to any or all of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the

Canadian Final Prospectus, the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, or the U.S. Final Prospectus, required to be prepared and filed by Augusta under Applicable Securities Laws in connection with the Offering;

“Qualifying Jurisdictions” means, collectively, each of the provinces of Canada other than Quebec;

“Receipt” means a receipt issued by the British Columbia Securities Commission as principal regulator, pursuant to Multilateral Instrument 11-102 – “Passport System” and National Policy 11-202 – “Process for Prospectus Reviews in Multiple Jurisdictions” for the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, and the Canadian Final Prospectus, respectively;

“Rosemont Project” means Augusta’s Rosemont copper-moly project in Pima County, Arizona, USA, consisting of patented and unpatented mining claims, fee land and leased grazing ranchland;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions;

“Standard Listing Conditions” has the meaning given to that term in Section 3(3)(d) of this Underwriting Agreement;

“Subsidiary” means a subsidiary for purposes of the Securities Act (British Columbia);

“Supplementary Material” means, collectively, any amendment to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Registration Statement, and the U.S. Final Prospectus, and any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of Augusta under Applicable Securities Laws relating to the qualification for distribution of, inter alia, the Shares;

“Time of Closing” means 8:30 a.m. (Toronto time) on the Closing Date or the Over-Allotment Closing Date, as applicable, or any other time on the Closing Date or the Over-Allotment Closing Date as may be agreed to by Augusta and the Underwriters;

“TSX” means the Toronto Stock Exchange;

“Underwriting Fee“ means a fee of 5% of the gross proceeds of the Offering paid in consideration of the services to be provided by the Underwriters under this Underwriting Agreement;

“Underwriters’ Compensation Options” means options to acquire such number of Underwriter’s Compensation Shares as is equal to 3% of the number of Shares sold pursuant to the Offering at a price of $2.02 per Underwriters’ Compensation Option Share for a period of 12 months from the Closing Date;

“Underwriters’ Compensation Option Shares” means the common shares of Augusta issuable upon exercise of the Underwriters’ Compensation Options in accordance with their terms;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Amended Preliminary Prospectus” means the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the U.S. Amended Preliminary Registration Statement;

“U.S. Amended Preliminary Registration Statement” means the amended registration statement on Form F-10 to be filed with the SEC, with respect to the Shares under the U.S. Securities Act, including the U.S. Amended Preliminary Prospectus and the exhibits and financial statements and documents incorporated by reference;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the U.S. Final Registration Statement at the time it became effective;

“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the U.S. Preliminary Registration Statement;

“U.S. Preliminary Registration Statement” means the amended registration statement on Form F-10 to be filed with the SEC, with respect to the Shares, under the U.S. Securities Act, including the U.S. Preliminary Prospectus and the exhibits and financial statements and documents incorporated by reference;

“U.S. Final Registration Statement” means the amended registration statement on Form F-10 to be filed with the SEC, with respect to the Shares, under the U.S. Securities Act, including the U.S. Final Prospectus and the exhibits and financial statements and documents incorporated by reference;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws.

(2)

Headings, etc. The division of this Underwriting Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Underwriting Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Underwriting Agreement.

(3)	Currency. Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

(4)	Knowledge. In this Underwriting Agreement, a reference to “knowledge” of Augusta, means to the best knowledge of Gil Clausen, Raghunath Reddy and Purni Parikh, after due inquiry.

Section 2        Filing of the Canadian and U.S. Amended Preliminary and Canadian Final Prospectuses

(1)

The Company will file under the Canadian Securities Laws the Canadian Amended Preliminary Prospectus and other related documents relating to the proposed distribution in Canada of the Shares, and shall use its reasonable commercial efforts to obtain a Receipt therefor.

(2)

Upon filing the Canadian Amended Preliminary Prospectus, the Company will file with the SEC the U.S. Amended Preliminary Registration Statement including the U. S. Amended Preliminary Prospectus and exhibits and financial statements and all documents incorporated by reference therein and obtain confirmation of filing of the U. S. Amended Preliminary Registration Statement with the SEC.

(3)

The Company shall use its reasonable commercial efforts to satisfy all comments with respect to the Canadian Amended Preliminary Prospectus , and shall, in any event, not later than 5:00 p.m. (Toronto time) on August 6, 2009, have prepared and filed under the Canadian Securities Laws, and shall have obtained a receipt therefor from each of the Qualifying Jurisdictions (in the form of a final Receipt) by 5:00 p.m. (Toronto time) on such date, the Canadian Final Prospectus and other related documents relating to the proposed distribution in Canada of the Shares; and shall have taken all other steps and proceedings that may be necessary to be taken by the Company in order to qualify the Shares for distribution (or distribution to the public, as the case may be) in each of the other Qualifying Jurisdictions by the Underwriters under the Canadian Securities Laws by 5:00 p.m. (Toronto time) on such date.

(4)

The Company shall as soon as practicable after the final Receipt is obtained, file the U. S. Final Registration Statement including the U.S. Final Prospectus and exhibits and financial statements and all documents incorporated by reference therein, which shall become effective upon filing pursuant to Rule 467(a) under the U.S. Securities Act.

(5)

Until the date on which the distribution of the Shares is completed, the Company will promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Applicable Securities Laws to continue to qualify the distribution of the Shares or, in the event that the Shares have, for any reason, ceased so to qualify, to so qualify again the Shares, as applicable, for distribution.

Section 3        Delivery of Canadian Final Prospectus and Related Matters

(1)

The Company shall deliver without charge to the Underwriters, as soon as practicable and in any event no later than July 29, 2009 in the case of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the U.S. Preliminary Registration Statement, and the U.S. Amended Preliminary Registration Statement, the U.S. Preliminary Prospectus, and the U.S. Amended Preliminary Prospectus, and no later than noon (Toronto time) on August 7, 2009 in the case of the Canadian Final Prospectus and the U.S. Final Registration Statement and U.S. Final Prospectus, and thereafter from time to time during the distribution of the Shares, as many commercial copies of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the U.S. Preliminary Registration Statement, the U.S. Final Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, Canadian Final Prospectus and the U.S. Final Prospectus, as the case may be, (and in the event of any Prospectus Amendment, such Prospectus Amendment) as the Underwriters may reasonably request for the purposes contemplated by the relevant securities laws. The Company will similarly cause to be delivered to the Underwriters, commercial copies of any Supplementary Material required to be delivered to purchasers or prospective purchasers of the Shares. Each delivery of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Final Prospectus, or any Supplementary Material will have constituted and constitute the Company’s consent to the use of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Final Prospectus and any Supplementary Material by the Underwriters for the distribution of the Shares in the Offering Jurisdictions in compliance with the provisions of this Underwriting Agreement and Applicable Securities Laws.

(2)

Each delivery of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Final Prospectus and any Supplementary Material to the Underwriters by Augusta in accordance with this Underwriting Agreement will constitute the representation and warranty of Augusta to the Underwriters that (except for information and statements relating solely to the Underwriters and furnished by them specifically for use in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Final Prospectus under the heading “Plan of Distribution”), at the respective times of delivery:

(a)

the information and statements contained in each of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus and any Supplementary Material related thereto, together with the documents incorporated by reference therein:

	(i)	contain no misrepresentation; and

	(ii)	constitute full, true and plain disclosure of all material facts relating to the Shares and Augusta considered as a whole;

(b)

the U.S. Final Registration Statement, at the time it becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the U.S. Final Prospectus, as of the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the U.S. Final Registration Statement or the U.S. Final Prospectus, as applicable, based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein.

(c)

each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus, including any document incorporated by reference therein deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein.

(d)

no material fact has been omitted from any of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus or any Supplementary Material related thereto, that is required to be stated in the document or is necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

(e)

each of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and the Supplementary Material complies in all material respects with Canadian Securities Laws; and

(f)

at the time it becomes effective, the U.S. Final Registration Statement will, and at the Applicable Time, the U.S. Final Prospectus will, conform in all material respects to the applicable requirements of the U.S. Securities Laws and the rules and regulations of the SEC thereunder.

(3)

Augusta will also deliver to the Underwriters, without charge, contemporaneously with, or prior to the filing of, the Canadian Amended Preliminary Prospectus, the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement, the U.S. Amended Preliminary Prospectus, the Canadian Final Prospectus and the U.S. Final Prospectus, unless otherwise indicated:

(a)	a copy of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus manually signed on behalf of Augusta, by the persons and in the form required by Canadian Securities Laws;

(b)

a copy of the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement, the U.S. Amended Preliminary Prospectus and the U.S. Final Prospectus, each manually signed on behalf of Augusta, by the persons and in the form required by U.S. Securities Laws;

(c)

a copy of any Issuer Free Writing Prospectus, Supplementary Material, or other document filed with, or delivered to, the Securities Commissions or the SEC by Augusta under Applicable Securities Laws in connection with the Offering, including any document incorporated by reference in the Canadian Final Prospectus (other than documents already filed publicly with a Securities Commission) and any documents included as exhibits in the U.S. Final Prospectus;

(d)

evidence satisfactory to the Underwriters that Augusta has applied for the approval (or conditional approval) for the listing and posting for trading on the TSX and/or NYSE Amex of the Shares, subject only to satisfaction by Augusta of customary post-closing conditions imposed by the TSX and/or NYSE Amex in similar circumstances (the “Standard Listing Conditions”);

(e)

in the case of the Canadian Final Prospectus, a “long-form” comfort letter or letters dated the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters and their counsel, acting reasonably, addressed to the Underwriters, from the Augusta Auditor, based on a review completed not more than two Business Days prior to the date of such letter, with respect to financial and accounting information relating to Augusta included in the Offering Documents, which letter shall be in addition to the auditor’s report contained in the Canadian Final Prospectus and any auditor’s comfort letter addressed to the Securities Commissions and filed with or delivered to the Securities Commissions under the Canadian Securities Laws. Each such letter shall further state that:

	(i)	such auditors are independent with respect to the Company, within the meaning of Applicable Securities Laws;

(ii)

that in the opinion of such auditors, the audited financial statements of the Company included in the Offering Documents comply in all material respects with the applicable accounting requirements of the Applicable Securities Laws;

	(iii)	that they have performed the procedures set forth in SAS No. 71 and CICA Handbook Section 7200 on the unaudited financial statements included in the Offering Documents and nothing has come to their attention that caused them to believe that said unaudited financial statements did not comply in all material respects with the applicable accounting requirements of U.S. Securities Laws and Canadian Securities Laws; and

(iv)	shall address such other matters as the Underwriters shall reasonably request.

(4)

Opinions, comfort letters and other documents substantially similar to those referred to in this section of this Underwriting Agreement will be delivered to the Underwriters and Augusta, and their respective counsel, as applicable, with respect to any Supplementary Material, contemporaneously with, or prior to the filing of, any Supplementary Material.

Section 4        Material Changes During the Distribution of the Shares

(1)	Augusta will promptly inform the Underwriters in writing during the period prior to the completion of the distribution of the Shares of the full particulars of:

(a)

any material change (whether actual, anticipated, threatened, contemplated, or proposed by, to, or against) (whether financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations, assets, financial condition, capital or prospects of Augusta, considered on a consolidated basis;

(b)

any material fact that has arisen or has been discovered and would have been required to have been stated in any of the Offering Documents had that fact arisen or been discovered on, or prior to, the date of the Offering Documents, as the case may be;

	(c)	any change in any material fact or any misstatement of any material fact contained in any of the Offering Documents, or the existence of any new material fact; and

(d)

any change in applicable laws, materially and adversely affecting, or which would reasonably be expected to materially and adversely affect, the condition (financial or otherwise), or the properties, business, prospects, affairs, operations, assets or liabilities of the Company and its subsidiaries on a consolidated basis, the Shares or the distribution thereof, under the Canadian Final Prospectus or the U.S. Final Prospectus,

which change or new material fact is, or may reasonably be expected to be, of such a nature as:

(e)

to render any of the Offering Documents or any Supplementary Material, as they exist taken together in their entirety immediately prior to such change or new material fact, misleading or untrue in any respect or would result in any of such documents, as they exist taken together in their entirety immediately prior to such change or material fact, containing a misrepresentation;

(f)	would result in any of the Offering Documents or any Supplementary Material, as they exist taken together in their entirety immediately prior to such change or material fact, not complying with any Applicable Securities Laws; or

(g)	would reasonably be expected to have a material effect on the market price or value of any of the Shares or constitute a Material Adverse Effect.

(2)	The Company will comply with the requirements of Form F-10, and will notify the Underwriters promptly, and confirm the notice in writing:

	(a)	when any supplement to the Offering Documents or any Supplementary Material shall have been filed;

(b)

of any request by any Securities Commission to amend or supplement the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus or for additional information or of any request by the SEC to amend the U.S. Amended Preliminary Registration Statement or the U.S. Final Registration Statement or to amend or supplement the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus or for additional information;

(c)

of the issuance by the SEC of any stop order suspending the effectiveness of the U.S. Final Registration Statement or of any order preventing or suspending the use of any of the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose; and

(d)

of the issuance by any Securities Commission or any Exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in any securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use reasonable commercial efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Shares or the trading in the shares of the Company and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(3)

Augusta shall comply with section 57 of the Securities Act (Ontario) and equivalent provisions of Canadian Securities Laws and with the comparable provisions of U.S. Securities Laws, and Augusta will prepare and will file promptly at the request of the Underwriters, any Supplementary Material, which, in the opinion of the Underwriters and their counsel, acting reasonably, may be necessary or desirable, and will, until the distribution of the Shares is complete, otherwise comply with all applicable filing and other requirements under Applicable Securities Laws arising as a result of such fact or change necessary to continue to qualify the Shares for distribution in each of the Offering Jurisdictions.

(4)

The Company and the Underwriters acknowledge that the Company is required by Canadian Securities Laws to prepare and file a Prospectus Amendment, if at any time prior to the completion of the distribution of the Shares, the Canadian Final Prospectus (as then amended) contains a misrepresentation. The Company will promptly prepare and file with the securities authorities in the Qualifying

Jurisdictions any amendment or supplement thereto which in the opinion of the Underwriters and the Company, each acting reasonably, may be necessary or advisable to correct such misrepresentation.

(5)

In addition, if, during the period from the date hereof to the later of the Closing Date and the date of the completion of the distribution of the Shares, it shall be necessary to file a Prospectus Amendment to comply with any Applicable Securities Laws, the Company shall, in co-operation with the Underwriters and their counsel, make any such filing as soon as reasonably possible.

(6)

In addition to the provisions of Subsections 4(1) and 4(2), Augusta will, in good faith, discuss with the Underwriters any change, event, development or fact, contemplated, anticipated, threatened, or proposed in Subsections 4(1) and 4(2) that is of such a nature that there may be reasonable doubt as to whether written notice should be given to the Underwriters under Section 4 of this Underwriting Agreement and will consult with the Underwriters with respect to the form and content of any Supplementary Material proposed to be filed by Augusta, it being understood and agreed that no such Supplementary Material will be filed with any Securities Commission until the Underwriters and their legal counsel have been given a reasonable opportunity to review and approve such material, acting reasonably.

Section 5        Due Diligence

          Prior to the Time of Closing, and, if applicable, prior to the filing of any Supplementary Material, the Underwriters, their legal counsel, and technical consultants will be provided with timely access to all information required to permit them to conduct a full due diligence investigation of Augusta and its business operations, properties, assets, affairs and financial condition. In particular, the Underwriters shall be permitted to conduct all due diligence that they may, in their sole discretion, require in order to fulfil their obligations under Applicable Securities Laws, and in that regard, Augusta will make available to the Underwriters, their legal counsel and technical consultants, on a timely basis, all corporate and operating records, material contracts, reserve reports, technical reports, feasibility studies, financial information, budgets, key officers, and other relevant information necessary in order to complete the due diligence investigation of Augusta and its business, properties, assets, affairs and financial condition for this purpose, and without limiting the scope of the due diligence inquiries the Underwriter may conduct, to participate in one or more due diligence sessions to be held prior to the Time of Closing. All information requested by the Underwriters, their counsel and technical consultants in connection with the due diligence investigations of the Underwriters will be treated by the Underwriters, their counsel and technical consultants as confidential and will only be used in connection with the Offering. It shall be a condition precedent to the Underwriters’ execution of any certificate in any Offering Document that the Underwriters be satisfied, acting reasonably, as to the form and content of the document. The Underwriters shall not unreasonably withhold or delay the execution of any such Offering Document required to be executed by the Underwriters and filed in compliance with the Securities Laws for the purpose of the Offering.

Section 6        Conditions of Closing

          The Underwriters’ obligations under this Underwriting Agreement (including the obligation to complete the purchase of the Shares or any of them) are conditional upon and subject to:

(1)

Canadian Legal Opinions. The Underwriters receiving at the Time of Closing favourable legal opinions from Fasken Martineau DuMoulin LLP, Canadian counsel to Augusta, as to the qualification of the Shares for sale to the public and as to other matters governed by the laws of jurisdictions in Canada in which they are qualified to practice and may rely as to matters of fact on certificates of officers, public and exchange officials or of the auditor or transfer agent of Augusta), to the effect set forth below:

(a)	Augusta having been incorporated and existing under the laws of Canada and August Resource (Canada) Corporation having been incorporated and existing under the laws of British Columbia;

(b)

Each of Augusta and Augusta Resource (Canada) Corporation having the corporate capacity and power to own and lease its properties and assets and to conduct its business as described in the Canadian Final Prospectus and to execute and deliver this Underwriting Agreement and to carry out the transactions contemplated hereby under the laws of the Province of British Columbia;

(c)	the authorized share capital of Augusta being as described in the Canadian Final Prospectus;

(d)	all necessary corporate action having been taken by Augusta to authorize the execution and delivery of this Underwriting Agreement and the performance of its obligations hereunder;

(e)

this Underwriting Agreement having been duly executed and delivered by Augusta and constituting a legal, valid and binding obligation of, and is enforceable against, Augusta in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, or contribution);

(f)

the execution and delivery by Augusta of this Underwriting Agreement, the fulfilment of the terms hereof by Augusta, and the issue, sale and delivery on the Closing Date of the Purchased Shares (subsequently the Over-Allotment Shares, if issued) to the Underwriters as contemplated herein, not constituting or result in a breach of or a default under, and do not creating a state of facts which, after notice or lapse of time or both, will constitute or result in a breach of, and will not conflict with, any of the terms, conditions or provisions of the articles or by-laws of Augusta or any provision of the Canada Business Corporations Act;

(g)

all necessary corporate action having been taken by Augusta to authorize the creation, execution, allotment, issuance and delivery of the Shares as fully paid and non-assessable common shares of Augusta;

(h)

all necessary corporate action having been taken by Augusta to authorize the creation, execution and delivery of the certificate representing, the Underwriters’ Compensation Options, and, when issued in accordance with the provisions of this Agreement and the Underwriters’ Compensation

Options, the creation, execution, allotment, issuance and delivery of the Underwriters Common Shares as fully paid and non-assessable common shares of the Company;

(i)

all documents required to be filed by Augusta and all proceedings required to be taken by Augusta under Canadian Securities Laws having been filed and taken in order to qualify the distribution of the Shares and the Underwriter's Compensation Options in each of the Qualifying Jurisdictions through investment dealers or brokers registered under the applicable laws thereof who have complied with the relevant provisions thereof and no other documents will be required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under Canadian Securities Laws to permit the trading in the Qualifying Jurisdictions of the Shares or, upon the exercise on the Underwriters' Compensation Options in accordance with their terms, the Underwriters' Compensation Option Shares, through registrants registered under Canadian Securities Laws or in circumstances in which there is an exemption from the registration requirements of such applicable laws; the attributes of the Shares and the Underwriters’ Compensation Option Shares conforming in all respects to the description thereof in the Canadian Final Prospectus;

(j)	the Shares and the Underwriters’ Compensation Option Shares having been conditionally approved for listing on the TSX subject only to the Standard Listing Conditions;

(k)

the Purchased Shares (and subsequently the Over-Allotment Shares, if issued, and the Underwriters’ Compensation Option Shares, if issued in accordance with the terms of the Underwriters’ Compensation Options) having been validly issued by Augusta and being fully-paid and non-assessable shares in the capital of Augusta;

(l)	Augusta being a reporting issuer (or equivalent) under the securities laws of each of the provinces of Canada other than Quebec;

(m)	the statements under the headings “Eligibility for Investment” in the Canadian Final Prospectus being true and correct;

(n)

such opinion shall additionally state that such counsel has participated in the preparation of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants of the Company, and representatives of the Underwriter(s) at which the contents of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus were discussed, and, although such counsel are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus (except with respect to those matters to the extent set forth in opinion (n) above), on the basis of the foregoing nothing has come to such counsel’s attention which gave such counsel reason to believe that:

(A)

the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, or any amendment thereto, at the time of the issuance of the preliminary Receipt in respect thereof, contained a misrepresentation (except for financial statements and supporting schedules included therein or omitted therefrom and other financial data and statistical data derived from the Company’s accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the Canadian Preliminary Prospectus or the Canadian Amended Preliminary Prospectus under the heading “Experts”, included or incorporated by reference therein, as to which such counsel need not comment) or,

(B)

the Canadian Final Prospectus, or any amendment thereto at the time of the issuance of the final Receipt in respect thereof, contained a misrepresentation (except for financial statements and supporting schedules included therein or omitted therefrom and other financial data and statistical data derived from the Company’s accounting records included or incorporated therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the Canadian Final Prospectus under the heading “Experts”, included or incorporated by reference, therein, as to which such counsel need not comment);

in a form acceptable in all reasonable respects to counsel to the Underwriters, Stikeman Elliott LLP, acting reasonably;

(2)

U.S. Legal Opinion. At the Closing Time, the Underwriters shall have received the favourable opinion, dated the Closing Date, of Dorsey & Whitney LLP, United States counsel for the Company, in form and substance satisfactory to United States counsel for the Underwriters to the effect set forth below:

(a)

Each of Augusta Resource (US) Corporation; Augusta Resource (US) Holding Corporation; and Rosemont Copper Corporation having been incorporated and existing under their respective jurisdictions of incorporation, their respective authorized share capital and the ownership of such share capital;

(b)

pursuant to Rule 467 under the U.S. Securities Act, the U.S. Final Registration Statement filed in connection with the distribution and sale of the Shares in the United States is effective under the U.S. Securities Act; the Form F-X was filed with the SEC prior to effectiveness of the U.S. Final Registration Statement; any required filing of the U.S. Final Prospectus or any supplement thereto pursuant to Form F-10 has been made in the manner and within the time period required; and, to such counsel’s knowledge, based solely on the oral advice of a member of the staff of the SEC, no stop order suspending the effectiveness of the U.S. Final Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the SEC;

(c)	the Form F-X appears on its face to be appropriately responsive, in all material respects, to the requirements of the U.S. Securities Act and rules and regulations promulgated thereunder;

(d)

the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement and the U.S. Final Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and supporting schedules included therein or omitted therefrom, and other financial data derived from the Company’s accounting records and statistical data included therein or omitted therefrom, and the information derived from reports of or attributed to persons named in the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus and the U.S. Final Prospectus under the heading, “Experts”, included or incorporated by reference therein, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to be appropriately responsive, in all material respects, with the requirements of the U.S. Securities Act and the rules and regulations thereunder;

(e)

such counsel does not know of any amendment to the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement or supplement to the U.S. Final Prospectus required to be filed or of any contract or document required to be described in or filed as an exhibit to the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement or the U.S. Final Prospectus that have not been filed or described as required;

(f)

assuming compliance by the Company and the Underwriters with the terms of the Underwriting Agreement, no consent, approval, authorization, license, order, or decree of, and no registration, qualification or filing with or notice to (collectively, “Consents”) any ”Governmental Authority” is required by the Company under any Applicable Law for the issuance and sale of the Shares or the Compensation Option Shares or the performance by the Company of its obligations under this Agreement except such as have been obtained or made under the U.S. Securities Act and except that such counsel need not express an opinion as to any such Consent that may be required to be obtained from or made to FINRA For the purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the federal government of the United States of America. For the purposes of this opinion, the term “Applicable Law” means the federal laws of the United States of America, which in such counsel’s experience are normally applicable to the transactions of the type contemplated by this Agreement, except that “Applicable Law” does not include the anti-fraud provisions of the securities laws of any applicable jurisdiction or any state securities or blue sky laws of the various states;

(g)

the statements in the U.S. Final Prospectus under the caption “Tax Considerations – United States Federal Income Tax” insofar as such statements summarize legal matters discussed therein have been reviewed by such counsel and are accurate and fair summaries of such legal matters in all material respects;

(h)	based solely on a letter from the NYSE Amex, the Shares have been approved for listing on the NYSE Amex Equities, subject to notice of issuance of the Shares;

(i)

the Corporation is not, and, after giving effect to the Offering and the application of the proceeds thereof as described in the Canadian Final Prospectus and the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be, required to be registered as an investment company under the United States Investment Company Act of 1940, as amended.,

In rendering such opinion, such counsel may include customary assumptions and qualifications and may rely (A) as to matters involving the application of laws of any jurisdiction other than the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and on the representations and warranties of the Company made in the Underwriting Agreement.

Such counsel will state in a separate letter that they have participated in the preparation of the U.S. Final Registration Statement, the Disclosure Package and the U.S. Final Prospectus (excluding the documents incorporated by reference therein) and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, the Underwriters and representatives of the Underwriters at which the contents of the U.S. Final Registration Statement, the Disclosure Package and the U.S. Final Prospectus and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy or completeness of the statements contained in any of them (other than as explicitly stated in paragraph (f) above), based upon such participation (and relying as to factual matters to the extent such counsel deems reasonable on officers, employees and other representatives of the Company), no facts have come to our attention to lead us to believe that (a) the U.S. Final Registration Statement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) at the time the U.S. Final Prospectus was issued, at the time any amended or supplemented prospectus was issued or at the Closing Time, the U.S. Final Prospectus or any other amendment or supplement thereto (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief) included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) as of the Applicable Time, the Disclosure Package (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)

Canadian Local Counsel Opinions. The Underwriters receiving at the Time of Closing, favourable legal opinions of local Canadian counsel as to the qualification of the Shares for sale to the public and as to other matters governed by the laws of the jurisdictions in Canada which Fasken Martineau LLP is not qualified to practice, in each case in a form acceptable in all reasonable respects to counsel to the Underwriters, Stikeman Elliott LLP;

(4)

Secretary Certificates. The Underwriters having received certificates dated the Closing Date signed by the Corporate Secretary of Augusta or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to:

	(a)	the constating documents of Augusta;

(b)

the resolutions of the directors of Augusta relevant to the Offering, allotment, issue (or reservation for issue) and sale of the Shares, the creation and issuance of the Underwriters Compensation Option, the allotment and reservation for issue of the Underwriters Compensation Option Shares and, as applicable, the authorization of this Underwriting Agreement, and the other agreements and transactions contemplated by this Underwriting Agreement; and

	(c)	the incumbency and signatures of signing officers of Augusta;

(5)

Certificates of Status. Augusta having delivered to the Underwriters, at the Time of Closing, certificates of status and/or compliance, where issuable under applicable law, for each of the Material Subsidiaries and Augusta, each dated within two (2) days of the Closing Date;

(6)

Closing Certificates. Augusta having delivered to the Underwriters, at the Time of Closing, a certificate dated the Closing Date addressed to the Underwriters and signed by the Chief Executive Officer and Chief Financial Officer of Augusta, certifying for and on behalf of Augusta, and not in their personal capacities, after having made due inquiries, with respect to the following matters:

(a)

Augusta having complied with all the covenants and satisfied all the terms and conditions of this Underwriting Agreement on its part to be complied with and satisfied at or prior to the Time of Closing;

(b)

no order, ruling or determination (including any stop order) having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Shares or any of the Company’s issued securities having been issued and no proceeding for such purpose being pending or, to the knowledge of such officers, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

(c)

subsequent to the respective dates as at which information is given in the Canadian Final Prospectus, there having not occurred a Material Adverse Effect, or any change or development involving a prospective Material Adverse Effect, or the coming into existence of a new material fact, other than as disclosed in the Canadian Final Prospectus, the U.S. Final Prospectus or any Supplementary Material, as the case may be;

(d)

the Company being a “reporting issuer” or its equivalent under the securities laws of each of the Qualifying Jurisdictions, being eligible in accordance with the provisions of NI 44-101 to file a short form prospectus with the Canadian Securities Administrators, being eligible to file a registration statement on Form F-10 with the SEC, and no material change relating to the Company on a consolidated basis having occurred since the date hereof with respect to which the requisite material change report has not been filed and no such disclosure having been made on a confidential basis that remains subject to confidentiality; and

(e)

the representations and warranties of Augusta contained in this Underwriting Agreement and in any certificates of Augusta delivered pursuant to or in connection with this Underwriting Agreement, being true and correct as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing, after giving effect to the transactions contemplated by this Underwriting Agreement;

(7)

Certificate of Transfer Agent. Augusta having delivered to the Underwriters at the Time of Closing, a certificate of Computershare Investor Services Inc., as registrar and transfer agent of the common shares, which certifies the number of common shares issued and outstanding on the date prior to the Closing Date;

(8)

Bring Down Auditor Comfort Letters. Augusta having caused the Augusta Auditor and to deliver to the Underwriters at the Time of Closing a comfort letter or comfort letters, dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing forward to the date which is two (2) Business Days prior to the Closing Date, the information contained in the comfort letter referred to in Subsection 3(3)(f) and 3(3)(g);

(9)	No Termination. The Underwriters not having exercised any rights of termination set forth in Section 14;

(10)

Effectiveness of Registration Statement. The U.S. Final Registration Statement having been filed (with confirmation of filing received) and becoming effective upon filing as set forth in Section 2 of this Underwriting Agreement, and at the Closing Time, based solely on the oral advice of a member of the staff of the SEC, no stop order suspending the effectiveness of the U.S. Final Registration Statement having been issued under the U.S. Securities Act or proceedings therefore initiated or threatened by the SEC;

(11)

Adverse Proceedings. At the Closing Time, no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Shares or any of the Company’s issued securities being issued and no proceeding for such purpose being pending or, to the knowledge of the Company, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

(12)	TSX and NYSE Amex. At the Closing Time, the Shares having been listed, or conditionally listed, for trading on each of the TSX and the NYSE Amex Equities;

(13)

FINRA Approval. FINRA shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements or transactions, contemplated hereby which remain unresolved; and

(14)

Other Documentation. The Underwriters having received at the Time of Closing such further certificates, opinions of counsel and other documentation from Augusta as may be contemplated herein or as the Underwriters or their counsel may reasonably require, provided, however, that the Underwriters or their counsel shall request any such certificate or document within a reasonable period prior to the Time of Closing that is sufficient for Augusta to obtain and deliver such certificate, opinion or document, and in any event, at least 2 Business Days prior to the Time of Closing.

Section 7        Representations and Warranties of Augusta

(1)	Augusta hereby represents and warrants to the Underwriters, intending that the same may be relied upon by the Underwriters that:

(a)

Good Standing of Augusta. Augusta is incorporated or organized and is validly existing under the laws of its jurisdiction of incorporation, or under the laws of the jurisdiction in which it was organized, and has all requisite corporate power and authority to carry on its business, as now conducted and as presently proposed to be conducted by it, and to own, lease and operate its properties and assets and to carry out the transactions contemplated by this Underwriting Agreement; and that the Company is duly qualified as an extra-provincial corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(b)

Good Standing of Subsidiaries. At the Time of Closing, Augusta’s only subsidiaries will be the Material Subsidiaries and the Immaterial Subsidiaries. At the Time of Closing, each Material Subsidiary will be a corporation or company incorporated or established, organized and existing under the laws of the jurisdiction of its incorporation, will be current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation and will have the requisite corporate power and capacity to own, lease and operate its properties and to conduct its business as now carried on by it, and will be duly qualified to transact business and will be in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so would not reasonably be expected to result in a Material Adverse Effect. At the Time of Closing, all of the issued and outstanding shares in the capital of each Material Subsidiary will have been duly authorized and validly issued, will be fully paid and non- assessable and will be directly or indirectly beneficially owned by Augusta, free and clear of any Lien except as disclosed in the Offering Documents; and none of the outstanding shares of the capital stock of any Material Subsidiary was issued in violation of pre-emptive or similar rights of any security holder of such subsidiary. Other than as disclosed in the Canadian Final Prospectus, there exist no options, warrants, purchase rights, or other contracts or commitments that could require Augusta to sell, transfer or otherwise dispose of any capital stock of any Material Subsidiary. No act or proceeding has been taken by or against the Material Subsidiaries in connection with their liquidation, winding-up or bankruptcy.

(c)

Compliance with Prospectus and Registration Requirements. The Company meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 and for use of Form F-10 under the U.S. Securities Act. No order suspending the distribution of the Shares has been issued by the Securities Commissions under Canadian Securities Laws and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by any Securities Commissions, and any request on the part of any Securities Commissions for additional information has been complied with. Based solely on the oral advice of a member of the staff of the SEC, no stop order suspending the effectiveness of the U.S. Final Registration Statement has been issued under the U.S. Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with.

At all times up to any Closing Time:

	(i)	the Canadian Final Prospectus will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Securities Commissions;

(ii)

the U.S. Final Prospectus will conform to the Canadian Final Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC;

(iii)

the U.S. Final Registration Statement and the U.S. Final Prospectus conforms and will conform in all material respects to the applicable requirements of the U.S. Securities Laws and the rules and regulations of the SEC thereunder;

	(iv)	the U.S. Final Registration Statement and the U.S. Final Prospectus does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(v)

each of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, and any Supplementary Material related thereto constituted and will constitute full, true and plain disclosure of all material facts relating to the Company and its Material Subsidiaries, considered as one enterprise, and the Shares, and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made and are not misleading, except that the representations and warranties contained in paragraph (iv) above and this paragraph (v) do not apply to statements relating solely to the Underwriters or furnished by the Underwriters concerning the Underwriters under the section “Plan of Distribution” contained in the Offering Documents, any Prospectus Amendment or Supplementary Material.

(d)

Share Capital of Augusta. The share capital of Augusta described under the heading “Description of Securities Being Distributed” in the Canadian Final Prospectus is true and correct. At the Time of Closing, but prior to giving effect to the issuance of any Shares, the issued share capital of Augusta will consist only of common shares, and no other equity or voting shares.

(e)

Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and when issued and delivered by Augusta pursuant to this Underwriting Agreement, against payment of the consideration set forth herein, will be validly issued as fully paid and non-assessable shares. The Shares conform and will conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same. The issuance of the Shares is not subject to the pre-emptive rights of any shareholder of Augusta (or such rights have been irrevocably waived), and all corporate action required to be taken by Augusta for the authorization, issuance, sale and delivery of the Shares has been validly taken at the date hereof.

(f)

Authorization of Underwriters’ Compensation Option and Underwriters’ Compensation Option Shares. The Underwriters’ Compensation Option has been duly authorized for issuance to the Underwriters pursuant to this Underwriting Agreement and when issued and delivered by Augusta pursuant to this Underwriting Agreement, will be validly issued. The Underwriters’ Compensation Option Shares have been duly authorized for issuance, and upon exercise of the Underwriters’ Compensation Option in accordance with its terms, will be outstanding as fully paid and non- assessable common shares of Augusta. The Underwriters’ Compensation Option and Underwriters’ Compensation Option Shares conform and will conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same. The issuance of the Underwriters’

Compensation Option and any issuance of Underwriters’ Compensation Option Shares is not subject to the pre-emptive rights of any shareholder of Augusta (or such rights have been irrevocably waived), and all corporate action required to be taken by Augusta for the authorization, issuance, sale and delivery of the Underwriters’ Compensation Options and Underwriters Compensation Option Shares has been validly taken at the date hereof.

(g)

Absence of Rights. No person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of Augusta or any other agreement or option, for the issue or allotment of any unissued shares of Augusta or any other security convertible into or exchangeable for any such shares or to require Augusta to purchase, redeem or otherwise acquire any of the issued and outstanding shares of Augusta except as otherwise disclosed in the Offering Documents.

(h)	Financial Statements. The Financial Information incorporated by reference in the Offering Documents and the notes thereto,

(i)

present fairly, in all material respects, the financial position of Augusta and its subsidiaries, and the statements of operations, retained earnings, cash flow from operations and changes in financial information of Augusta and its subsidiaries for the periods specified in such Financial Information;

	(ii)	have been prepared in conformity with generally accepted accounting principles in the Canada (“Canadian GAAP”) applied on a consistent basis throughout the periods involved;

(iii)

have been reconciled to generally accepted accounting principles in the United States of America (“U.S. GAAP”) in accordance with and to the full extent required by applicable U.S. Securities Laws; and

(iv)

as it relates to the audited financial statements of Augusta for the financial years ended December 31, 2007 and December 31, 2008, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the Financial Information.

(i)

Liabilities. Neither Augusta nor the Material Subsidiaries, have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Information or referred to or disclosed herein, other than liabilities, obligations, or indebtedness or commitments (i) incurred in the normal course of business, or (ii) which would not have a Material Adverse Effect.

(j)

Change in Accounting. There has been no change in accounting policies or practices of the Company or any of its subsidiaries since December 31, 2008, although it is acknowledged that the reporting currency of the consolidated financial statements of the Company and its subsidiaries was changed from Canadian dollars to United States dollars effective January 1, 2009.

(k)

No Default. The Company is not in default or breach or violation of, and the execution and delivery of, and the performance of, and compliance with, the terms of this Underwriting Agreement do not and will not:

(i)

result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, or resolutions of the Company, any applicable laws, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Company or any Material Subsidiaries, which default or breach might reasonably be expected to have a Material Adverse Effect; or

(ii)

create a right for any other party to terminate, accelerate or in any way alter any other rights existing under any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Company or any subsidiary is a party or by which it is bound which, upon exercise of such right, might reasonably be expected to have a Material Adverse Effect;

(l)

Independent Accountants. The accountants who reported on and certified the Financial Information, are independent public accountants as required by the U.S. Securities Act and the rules and regulations thereunder, and are independent with respect to the Company within the meaning of applicable Canadian Securities Laws.

(m)

Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act) that complies with the requirements of the U.S. Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian GAAP. Management of the Company assessed internal control over financial reporting of the Company as of December 31, 2008 and concluded internal control over financial reporting was effective as of such date, except as disclosed in the Offering Documents. The Company is not aware of any material weaknesses in its internal control over financial reporting.

(n)

Change in Internal Controls. Since the date of the latest audited consolidated financial statements included in the Offering Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(o)

Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act) that comply with the requirements of the U.S. Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the U.S. Exchange Act is accumulated and communicated to the Company’s management and such disclosure controls and procedures were effective as of December 31, 2008.

(p)

Title to Real Property. At the Time of Closing, all of the leases, subleases and agreements in real property (other than mining claims, mineral or exploration concessions and other mineral property rights) material to the business of Augusta and the Material Subsidiaries, considered as one enterprise, and under which Augusta or any of the Material Subsidiaries has an interest as described in the Offering Documents, are in full force and effect, and neither Augusta nor any Material Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Augusta or any Material Subsidiary under any of the lease or subleases mentioned above, or affecting or questioning the rights of Augusta or such Material Subsidiary to the continued possession of the property under any such lease, sublease, or agreement, except as disclosed in the Offering Documents.

(q)

Mining Claims. The material mining licenses claims, concessions, exploration, extraction and other mineral property rights are disclosed in the Offering Documents. All Mining Claims of Augusta and the Material Subsidiaries that are held by Augusta or the Material Subsidiaries, are in good standing, are valid and enforceable, are free and clear of any material Liens or charges and no material royalty is payable in respect of any of them, except as set out in the Offering Documents. Except as set out in the Offering Documents, no other property rights are necessary for the conduct of Augusta’s or the Material Subsidiaries’ business as it is currently being conducted; and there are no material restrictions on the ability of Augusta or the Material Subsidiaries to use, transfer or otherwise exploit any such property rights except as required by applicable law. Except as disclosed in the Offering Documents, the Material Subsidiaries are the owners of Mining Claims necessary to carry on their current and proposed mining and exploration activities as disclosed in the Offering Documents. Except as disclosed in the Offering Documents, Mining Claims held by Augusta or the Material Subsidiaries cover the properties required by Augusta for such purposes as contemplated by the Feasibility Study.

(r)

Mineral Information. The information set forth in the Offering Documents relating to the estimates by Augusta and the Material Subsidiaries of the mineral resources and mineral reserves have been reviewed and verified by the authors described under the heading “Interests of Experts” and, in all cases, the resource information has been prepared in accordance with Canadian industry standards set forth in National Instrument 43-101 – “Standards of Disclosure for Mineral Projects”, and the information upon which the estimates of resources and reserves were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material adverse changes to such information since the date of delivery or preparation thereof.

(s)

Environmental Laws. Except as described in the Offering Documents, (a) to the best of Augusta’s knowledge, neither Augusta nor any of the Material Subsidiaries is in violation of any United States federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) except where such violations would not be reasonably expected, on an individual or aggregate basis, to have a Material Adverse Effect, (b) Augusta and the Material Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, except where the failure to have such permits, authorizations and approvals would not reasonably be expected, on an individual or aggregate basis, to have a Material Adverse Effect, and (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against Augusta or any of the Material Subsidiaries, which if determined adversely, would reasonably be expected to have a Material Adverse Effect.

(t)

Possession of Licenses and Permits. Augusta and the Material Subsidiaries possess or are in the process of obtaining such permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to own, lease, stake or maintain the Mining Claims and other property interests and to conduct their business as now operated, including exploration of the Rosemont Project, except where the failure to possess such permits, certificates, licenses, approvals, consents or authorizations would not reasonably be expected to have a Material Adverse Effect or where such failure or possible failure has been disclosed or referred to in the Offering Documents. Augusta and the Material Subsidiaries are in compliance, in all material respects, with the terms and conditions of all such Governmental Licenses. All of the Governmental Licenses are valid and in full force and effect. Neither Augusta nor any of the Material Subsidiaries have received any notice of proceedings relating to the revocation or material modification of any such Governmental Licenses.

(u)

Insurance. Augusta and each Material Subsidiary maintains policies of insurance in force as at the date hereof that adequately cover all those risks reasonably and prudently foreseeable in the current operation and conduct of their respective businesses which, having regard to the nature of such risk and the relative costs of obtaining insurance, it is reasonable to seek rather than to provide for self-insurance.

(v)

Executive Compensation. The directors and senior officers of Augusta are as disclosed in the Prospectus, and the information in the Prospectus relating to their compensation is accurate as at the dates for which it is given.

(w)

Material Contracts. All of the material contracts and agreements of Augusta and of the Material Subsidiaries not made in the ordinary course of business (collectively the “Material Contracts”) have been disclosed in the Offering Documents and if required under the Applicable Securities Laws have been filed with the applicable Securities Commissions. Neither Augusta nor any Material Subsidiary has received notification from any party claiming that Augusta is in material breach or default under any Material Contract.

(x)

No Material Adverse Effect. Since December 31, 2008, (a) there has been no change in the condition (financial or otherwise), or in the properties, capital, affairs, prospects, operations, assets or liabilities of Augusta and the Material Subsidiaries considered on a consolidated basis, whether or not arising in the ordinary course of business which would give rise to a Material Adverse Effect, and (b) there have been no transactions entered into by Augusta or any of the Material Subsidiaries, other than those in the ordinary course of business, which are material with respect to Augusta and the Material Subsidiaries considered as one enterprise, in each case, except as disclosed in the Offering Documents.

(y)

Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of Augusta, threatened against or affecting Augusta or any Material Subsidiary, which is required to be disclosed in the Offering Documents and which is not so disclosed, or which if determined adversely, would have a Material Adverse Effect, or which if determined adversely would materially and adversely affect the consummation of the transactions contemplated in this Underwriting Agreement or the performance by Augusta of its obligations hereunder.

(z)	Transfer Agent. Computershare Investor Services Inc. at its offices in Vancouver, British Columbia, has been duly appointed as the transfer agent and registrar for the Common Shares.

(aa)

Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the proposed distribution, issuance or sale of the Shares hereunder, or the consummation of the transactions contemplated by this Underwriting Agreement, except (a) such as have been already obtained or as may be required under the U.S. Securities Laws, and (b) such as have been obtained, or as may be required, under Canadian Securities Laws.

(bb)

Unlawful Payment. Neither Augusta nor any of its Material Subsidiaries nor, any employee or agent of Augusta or any Material Subsidiary, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, United States or provincial or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable laws.

(cc)

Brokerage Fees. Other than the Underwriters, there is no person, firm or corporation acting or, to the knowledge of Augusta, purporting to act at the request of Augusta, who is entitled to any brokerage or finder’s fees in connection with the Offering contemplated herein.

(dd)

Underwriting Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by Augusta and is a legal, valid and binding obligation of, and is enforceable against, Augusta in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy).

(ee)

Directors and Officers. None of the directors or officers of Augusta are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(ff)

No Cease Trade Orders. No securities commission or any similar regulatory authority in any jurisdiction has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company, no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened, and the Company is not in default of any requirement of Canadian Securities Laws which would have a Material Adverse Effect on the Offering or the Company.

(gg)	Reporting Issuer Status. The Company is a “reporting issuer” in the provinces of British Columbia, Alberta, Manitoba and Ontario.

(hh)	Short Form Eligibility. Augusta is eligible to file a prospectus in the form of a short form prospectus under National Instrument 44-101 of the Canadian Securities Administrators.

(ii)

Disclosure. Augusta has filed all documents or information required to be filed by it with the Securities Commissions or the SEC under Applicable Securities Laws. Each such document or item of information filed by Augusta, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time at which it was filed with applicable securities regulators, including, without limitation, the Securities

Commissions and the SEC. The Company has not filed any confidential material change report with any securities regulatory authority or regulator or any Exchange or any document for confidential treatment with the SEC that at the date hereof remains confidential.

(jj)

Investment Company Act. Augusta is not, and upon the issuance and sale of the Shares as herein contemplated, and the application of the net proceeds therefrom as described in the Offering Documents will not be required to register as, an “investment company” or an entity “controlled” by an “investment Company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

(kk)

Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the U.S. Preliminary Registration Statement, the U.S. Amended Preliminary Registration Statement, the U.S. Final Registration Statement or otherwise registered by the Company under the U.S. Securities Act.

(ll)

U.S. Tax Matters. Neither Augusta nor any Material Subsidiary (i) was a personal holding company within the meaning of Section 542 of the Internal Revenue Code of 1986, as amended (the “Code”) (“PHC”), a foreign personal holding company with the meaning of Section 542 of the Code (an “FPHC”), or a controlled foreign corporation with the meaning of Section 957 of the Code (a “CFC”) for its taxable year ended December 31, 2008 or for any previous taxable year, or (ii) expects that it will constitute a PHC, a FPHC or a CFC for its current taxable year ending December 31, 2009.

(mm)

Passive Foreign Investment Company. Augusta was likely a passive foreign investment company (a “PFIC”) within the meaning of section 1296 of the Code for its taxable year ended December 31, 2008 and expects that it will be a PFIC for its current taxable year ending December 31, 2009.

(nn)

Stabilization Activities. Neither the Company nor any of its affiliates has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in connection with the Offering.

(oo)

Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that violates in any material respect the Foreign Corrupt Practices Act of 1977 or the Canadian Corruption of Foreign Public Officials Act, in each case, as amended, and the rules and regulations thereunder.

(pp)

OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the Offering, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

Section 8        Representations and Warranties of the Underwriters

(1)	Each Underwriter hereby severally, and not jointly, represents and warrants that:

	(a)	it is, and will remain so, until the completion of the Offering, appropriately registered under Applicable Securities Laws so as to permit it to lawfully fulfil its obligations hereunder; and

(b)

it has all requisite corporate power and authority to enter into this Underwriting Agreement and to carry out the transactions contemplated under this Underwriting Agreement on the terms and conditions set forth herein.

(2)

The representations and warranties of each of the Underwriters contained in this Underwriting Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall not survive the completion of the transactions contemplated under this Underwriting Agreement but shall terminate on the completion of the distribution of the Shares.

Section 9        Additional Covenants of Augusta

          In addition to any other covenant of Augusta set forth in this Underwriting Agreement, Augusta covenants with the Underwriters that:

(a)

Stock Exchange Listings. Augusta will file or cause to be filed with the TSX and NYSE Amex all necessary documents and will take, or cause to be taken, all necessary steps to ensure that the Shares have been approved (or conditionally approved) for listing and for trading on the TSX and NYSE Amex, prior to the filing of the Canadian Final Prospectus with the Securities Commissions, subject only to satisfaction by Augusta of the Standard Listing Conditions, and Augusta shall thereafter, fulfill the Standard Listing Conditions within the time period prescribed by the TSX and/or NYSE Amex (as applicable);

(b)

Other Filings. Augusta will make all necessary filings, obtain all necessary regulatory consents and approvals (if any) and Augusta will pay all filing fees required to be paid in connection with the transactions contemplated in this Underwriting Agreement;

(c)

Press Releases. Subject to compliance with applicable law, any press release of Augusta relating to the Offering will be provided in advance to Wellington West on behalf of the Underwriters, and Augusta will use its reasonable commercial efforts to agree to the form and content thereof with Wellington West on behalf of the Underwriters, prior to the release thereof;

(d)	Use of Proceeds. Augusta confirms its intention to use the net proceeds from the purchase and sale of the Shares in accordance with the descriptions set forth under the heading “Use of Proceeds” in the Canadian Final Prospectus and the U.S. Final Prospectus. The Underwriters acknowledge that there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable;

(e)

Blackout Period. Without the prior written consent of the Underwriters, such consent not to be unreasonably withheld, during the period commencing on the date hereof and ending on the day which is 90 days following the Closing Date, neither Augusta nor any of its subsidiaries shall, directly or indirectly, offer, sell or issue for sale or resale any common shares of Augusta, or financial instruments or securities convertible into or exercisable or exchangeable for common shares, or agree to or announce any such offer, sale or issuance, except for (i) grants of options or other securities under Augusta’s incentive plans, (ii) issuances of securities pursuant to an exercise of options or other securities under Augusta’s incentive plans, (iii) pursuant to the exercise of already issued convertible securities or existing agreements, and (iv) issuances of securities in connection with strategic or merger and acquisition transactions. Augusta shall also use its commercially reasonable best efforts to cause each of its directors and senior officers to enter into lock- up agreements in form and substance satisfactory to the Underwriters evidencing their agreement not to offer, sell or resell any common shares or financial instruments or securities convertible into or exercisable or exchangeable for common shares held by them or agree to or announce any such offer or sale for such 90 day period; and

(f)

U.S. Matters. Augusta agrees, unless it obtains, prior written consent of each Underwriter, and each Underwriter, severally and not jointly, covenants and agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make an offer relating to the Shares that would constitute an “issuer free writing prospectus” as defined under Rule 433 under the U.S. Securities Act, or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the U.S. Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule A hereto. Any such free Writing Prospectus consented to by the Underwriters or Augusta is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (A) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (B) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

Section 10      Covenants of the Underwriters

(1)	The Underwriters hereby severally, and not jointly, covenant and agree with Augusta the following:

	(a)	Offering Jurisdictions and Offering Price. During the period of distribution of the Shares by or through the Underwriters, the Underwriters will offer and sell

Shares to the public only in the Offering Jurisdictions or where they may lawfully be offered for sale or sold, at an offering price not exceeding the offering price set forth on the cover page of the Canadian Final Prospectus. For the purposes of this Subsection 10(1)(a), the Underwriters shall be entitled to assume that the Shares are qualified for distribution in any Qualifying Jurisdiction where a Receipt for the Canadian Final Prospectus shall have been obtained from the applicable Securities Commission following the filing of the Canadian Final Prospectus, and in the United States provided the Company has filed the U.S. Amended Preliminary Registration Statement.

(b)	Compliance with Securities Laws. The Underwriters will comply with Applicable Securities Laws in connection with the offer to sell and the distribution of the Shares.

(c)

Completion of Distribution. The Underwriters will use their reasonable commercial efforts to complete the distribution of the Shares as promptly as possible after the Time of Closing and all parties agree that the distribution of the Shares shall be deemed to have been completed at 5:00 p.m. (Toronto time) on the Over-Allotment Closing Date. The Underwriters will notify Augusta when, in the Underwriters’ opinion, the Underwriters have ceased the distribution of the Shares, and, within 30 days after completion of the distribution, will provide Augusta, in writing, with a breakdown of the number of Shares distributed in each of the Offering Jurisdictions where that breakdown is required by a Securities Commission or the SEC, as the case may be, for the purpose of calculating fees payable to, or making filings with, that Securities Commission or SEC, as the case may be.

(d)	U.S. Matters.

(i)

without the prior written consent of the Company, it has not distributed and will not distribute any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination;

(ii)

without the prior written consent of the Company, it has not used and will not use any Free Writing Prospectus that contains the final terms of the Shares unless such terms have previously been or will be included in a Free Writing Prospectus filed with the SEC; and

(iii)

it will, pursuant to reasonable procedures developed in good faith, retain copies of, and comply with any legending requirements applicable to, each Free Writing Prospectus used or referred to by it, in accordance with the U.S. Securities Act.

(2)	Liability on Default. No Underwriter shall be liable to Augusta under this section 10 with respect to a default by any of the other Underwriters.

Section 11      Closing

(1)	Location of Closing. The Offering of the Purchased Shares will be completed at the offices of Fasken Martineau LLP in Vancouver, British Columbia at the Time of Closing on the Closing Date.

(2)

Certificates. At the Time of Closing, subject to the terms and conditions contained in this Underwriting Agreement, Augusta shall deliver to the Underwriters a certificate or certificates representing the Shares and the Underwriters’ Compensation Options against payment of the purchase price by certified cheque, bank draft or wire transfer dated the Closing Date payable to Augusta. Augusta will, at the Time of Closing and upon such payment of the aggregate Offer Price to Augusta, make payment in full of the Underwriting Fee which shall be made by Augusta directing Wellington West to withhold the Underwriting Fee from the payment of the aggregate Offer Price. Certificates shall be registered in such names as the Underwriters may request.

Section 12      Over Allotment Option Closing

(1)

Closing. In the event that the Over-Allotment Option is exercised by the Underwriters and any of the Over-Allotment Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Over-Allotment Shares, and delivery of certificates representing any Underwriters’ Compensation Options required to be delivered in connection therewith shall be made at the offices mentioned in Section 11 above, or at such other place as shall be agreed upon by the Underwriters and the Company, on the Over-Allotment Closing Date as specified in the written notice from the Underwriters to the Company giving notice of the exercise of the Over-Allotment Option.

(2)

Payments and Certificates. At the Time of Closing, if any, for the exercise of the Over- Allotment Option, subject to the terms and conditions contained in this Underwriting Agreement, the Company shall deliver to the Underwriters a certificate or certificates representing the Over-Allotment Shares and certificates representing any Underwriters’ Compensation Options required to be delivered in connection therewith against payment of the purchase price by certified cheque, bank draft or wire transfer dated the Over-Allotment Closing Date payable to the Company. The Company will, at the time of the Over-Allotment Closing Date and upon such payment of the purchase price to the Company, make payment in full of the Underwriting Fee in respect of the Over-Allotment Shares.

Section 13      Compensation of the Underwriters

(1)

Underwriting Fee on Shares. Augusta shall pay to the Underwriters at the Time of Closing a fee (the “Underwriting Fee”) equal to $0.101 per Share sold pursuant to the terms of this Underwriting Agreement (being 5% of the aggregate gross cash proceeds received from the sale of each of the Shares) in consideration of the services to be rendered by the Underwriters in connection with the Offering.

(2)

Underwriting Fee on Over-Allotment Shares. Augusta shall pay to the Underwriters at the closing of the exercise of the Over-Allotment Option, if any, the Underwriting Fee per Over-Allotment Shares purchased.

(3)

Augusta shall issue to the Underwriters the Underwriters’ Compensation Options to acquire Underwriter’s Compensation Shares equal to 3% of the number of Shares sold pursuant to the Offering. Each Underwriters’ Compensation Option will entitle the Underwriter holding such option to purchase one Underwriter’s Compensation Option Share at a price of $2.02 per Underwriters’ Compensation Option for a period of 12 months from the Closing Date.

Section 14      Termination Rights

(1)

All terms and conditions set out in this Underwriting Agreement shall be construed as conditions and any material breach or failure by Augusta to comply with any such conditions in favour of the Underwriters shall entitle the Underwriters to terminate their obligation to purchase the Shares by written notice to that effect given to Augusta prior to the Time of Closing on the Closing Date. Augusta shall use its reasonable commercial efforts to cause all conditions in this Underwriting Agreement to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent material breach or non-compliance, provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

(2)

In addition to any other remedies which may be available to the Underwriters in respect of any default, act or failure to act, or non-compliance with the terms of this Underwriting Agreement by Augusta, any Underwriter shall be entitled, at its option, to terminate and cancel, without any liability on the part of such Underwriter, its obligations under this Underwriting Agreement by giving written notice to Augusta and Wellington West at any time at or prior to the Time of Closing:

(a)

if, at any time prior to the Closing Time, a general moratorium on commercial banking activities in Vancouver, Toronto or New York should be declared by the relevant authorities, or if, in relation to Augusta, any inquiry, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced, or any order or ruling is issued by any exchange or market, or any other regulatory authority in Canada, or the United States, or if any law or regulation under or pursuant to any statute of Canada or of any province thereof, or of the United States or any state or territory thereof or, is promulgated or changed which moratorium, inquiry, investigation, proceeding, order, ruling, law or regulation, in the reasonable opinion of the Underwriter, operates to prevent or materially restrict trading of the common shares or the distribution of the Shares or could reasonably be expected to have a Material Adverse Effect;

(b)

if, at any time prior to the Closing Time, there shall occur, arise or be discovered any change or fact as is contemplated by subsection 4(1) hereof which, in the reasonable opinion of the Underwriter,  could reasonably be expected to have a Material Adverse Effect;

(c)

if, at any time prior to the Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action (whether or not in connection with such conflict or insurrection), which, in the Underwriter’s reasonable opinion, materially adversely affects or involves, or will materially adversely affect or involve, the Canadian, or United States financial markets and/or prevent or materially restrict the trading of the Common Shares or the distribution of the Shares, or may result in a Material Adverse Effect;

(d)

if the Company fails to file the Canadian Amended Preliminary Prospectus, the U.S Amended Preliminary Registration Statement, the Canadian Final Prospectus, or the U.S. Final Registration Statement and obtain in the case of the Canadian Amended Preliminary Prospectus and Canadian Final Prospectus, obtain Receipts therefore within the time limits set forth in this Underwriting Agreement;

(e)	if the U.S. Final Registration Statement is not declared effective by the time set forth in this Underwriting Agreement; or

(f)	if any representation or warranty given by Augusta in this Underwriting Agreement becomes or is materially false.

(3)

If the obligations of an Underwriter are terminated under this Underwriting Agreement pursuant to these termination rights, the liability of Augusta to such Underwriter shall be limited to the obligations under Sections 15, 16, and 17.

Section 15      Indemnity

(1)

Augusta covenants and agrees to protect, indemnify, and save harmless, each of the Underwriters and their respective U.S. broker-dealer affiliates, and each of their respective directors, officers, employees, affiliates and agents and each person, if any, who controls any Underwriter or its U.S. broker-dealer affiliates within the meaning of section 15 of the U.S. Securities Act or section 20 of the U.S. Exchange Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), against all losses (other than loss of profits), claims, damages, suits, liabilities, costs, damages, or expenses caused or incurred, whether directly or indirectly, by reason of:

(a)

any statement (except for statements relating solely to the Underwriters and furnished in writing by them specifically for use in any of the Offering Documents) contained in the Offering Documents (including in any documents incorporated by reference therein), containing or being alleged to contain a misrepresentation;

(b)

the omission or alleged omission to state in the Offering Documents (including in any documents incorporated by reference therein), or any certificate of Augusta delivered hereunder or pursuant hereto, any material fact (other than a material fact relating solely to the Underwriters) required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances under which it was made;

(c)

any order made, or inquiry, investigation or proceeding commenced by any securities regulatory authority or other competent authority based upon any misrepresentation, untrue statement or omission or alleged untrue statement or omission in the Offering Documents (including in any documents incorporated by reference therein), (except for information and statements relating solely to the Underwriters and furnished in writing by them specifically for use in the Offering Documents) that prevents or restricts the trading in any of Augusta’s securities or the distribution or distribution to the public, as the case may be, of any of the Shares in any of the Offering Jurisdictions;

(d)

the non-compliance or alleged non-compliance by Augusta with any requirement of Applicable Securities Laws or stock exchange requirements in connection with the transactions herein contemplated, including Augusta’s non-compliance or alleged non-compliance with any statutory requirement to make any document available for inspection; or

(e)	any breach of a representation or warranty of Augusta contained in this Underwriting Agreement or the failure of Augusta to comply with any of its obligations hereunder.

(2)

If any matter or thing contemplated by this section shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify Augusta as soon as possible of the nature of such claim (provided that omission to so notify Augusta will not relieve Augusta of any liability that it may otherwise have to the Indemnified Party hereunder, except to the extent Augusta is materially prejudiced by such omission) and Augusta shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to such Indemnified Party and that no settlement may be made by Augusta or such Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

(3)

In connection with any claim, an Indemnified Party shall have the right to retain its own legal counsel to act on such Indemnified Party’s behalf, provided that the fees and disbursements of such other legal counsel shall be paid by such Indemnified Party, unless: (i) Augusta and such Indemnified Party mutually agree to retain other legal counsel; or (ii) the representation of Augusta and such Indemnified Party by the same legal counsel would, in the opinion of such counsel, be inappropriate due to actual or potential differing interests, in which event such fees and disbursements shall be paid by Augusta to the extent that they have been reasonably incurred, provided that in no circumstances will Augusta be required to pay the fees and expenses of more than one set of legal counsel for all Indemnified Parties.

(4)

To the extent that any Indemnified Party is not a party to this Underwriting Agreement, the Underwriters shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

(5)

Augusta hereby consents to personal jurisdiction in any court in which any claim that is subject to indemnification hereunder is brought against the Underwriters or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit Augusta's right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

(6)

Augusta’s indemnification under this Section 15 shall not enure to the benefit of any Indemnified Party (a) if the Underwriters were provided with a copy of any amendment or supplement to the Offering Documents which corrects any untrue statement or omission or alleged omission that is the basis of a claim by a party against such Indemnified Party and that is required, under the applicable securities legislation or regulations, to be delivered to such party by the Underwriters and the person asserting such claim was not provided with a copy of such amendment or supplement to the Offering Document; or (b) if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Document in reliance upon and in conformity with written information concerning the Underwriters furnished to Augusta by the Underwriters in writing specifically for use therein under the heading “Plan of Distribution” contained in the Offering Documents.

(7)	Augusta shall not be liable under this section for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

Section 16      Contribution

          In the event that the indemnity provided for in Section 15 is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Underwriters and Augusta shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for above such that each Underwriter shall be responsible for that portion represented by the percentage that the portion of the Underwriting Fee payable by Augusta to such Underwriter bears to the gross proceeds realized by Augusta from the distribution, whether or not the Underwriters have been sued together or separately, and Augusta shall be responsible for the balance, provided that, in no event, shall an Underwriter be responsible for any amount in excess of the portion of the Underwriting Fee actually received by such Underwriter.  In the event that Augusta may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, Augusta shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of losses, claims, costs, damages, expenses, and liabilities giving rise to such contribution for which such Underwriter is responsible; and (b) the amount of the Underwriting Fee actually received by any Underwriter. Notwithstanding the foregoing, a person who is determined by a court of competent jurisdiction in a final judgment in a proceeding to which such person was named as a party to be guilty of fraud or fraudulent misrepresentation shall not be entitled to contribution from any other party.  Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have otherwise under this section, except to the extent that the party from whom contribution may be sought is materially prejudiced by such omission.  The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise by law.

Section 17      Expenses

          Whether or not the transactions provided for herein are completed, the Company shall pay all costs, fees and expenses of or incidental to the performance of its obligations under this Underwriting Agreement including, without limitation: (i) the cost of qualifying the Shares, including, without limitation, the costs of the Company’s professional advisors, filing fees in Canada and the United States, costs of obtaining FINRA approval, and the costs and expenses of compliance with state securities or blue sky laws, (ii) the cost of printing any and all documents contemplated herein (including all prospectuses), and (iii) the fees and expenses of the Company’s auditors, counsel and any local counsel (including U.S. counsel).  The Company will be responsible, whether or not the Offering is completed for all reasonable expenses and fees incurred by the Underwriters which shall include the reasonable fees and disbursements of the Underwriters’ counsel and applicable taxes thereon, up to a maximum of $150,000. All such expenses incurred by or on behalf of the Underwriters shall be payable by Augusta forthwith upon receiving an invoice in respect thereof and may be deducted from the gross proceeds at Closing

Section 18      Liability of the Underwriters

(1)

The obligation of the Underwriters to purchase the Purchased Shares (or the Over- Allotment Shares, if the Over-Allotment Option is exercised) in connection with the Offering at the Time of Closing on the Closing Date shall be several, and not joint, nor joint and several, and shall be as to the following percentages of the Purchased Shares to be purchased at any such time:

Wellington West	50%
Cormark Securities Inc.	20%
CIBC World Markets Inc.	15%
TD Securities Inc.	15%
Total	100%

(2)

If one of the Underwriters fails to purchase its applicable percentages of the aggregate amount of the Purchased Shares (or the Over-Allotment Shares, if the Over-Allotment Option is exercised) at the Time of Closing, the other Underwriters shall have the right, but shall not be obligated, to purchase, all but not less than all, of the applicable Shares which would otherwise have been purchased by the Underwriter that failed to purchase. If, with respect to the Shares, any non-defaulting Underwriter elects not to exercise such right so as to assume the entire obligation of the defaulting Underwriter (the Shares in respect of which the defaulting Underwriter(s) fail to purchase and the non-defaulting Underwriters do not elect to purchase being hereinafter called the “Default Securities”), Augusta shall have the right to either (i) proceed with the sale of the Shares (less the Default Securities) to the non-defaulting Underwriters, or (ii) terminate its obligations hereunder without liability to the non-defaulting Underwriters except under Sections 15, 16 and 17.

Section 19      Action by Underwriters

          All steps which must or may be taken by the Underwriters in connection with this Underwriting Agreement, with the exception of the matters contemplated by Section 14, 15, 16 and 18(2) may be taken by Wellington West on behalf of themselves and the other Underwriters, and the execution of this Underwriting Agreement by Augusta shall constitute Augusta's authority for accepting notification of any such steps from, and for delivering the definitive documents constituting the Shares to, or to the order of, Wellington West.

Section 20      Governing Law

          This Underwriting Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

Section 21      Survival of Warranties, Representations, Covenants and Agreements

          Except as expressly provided for in this Underwriting Agreement, all warranties, representations, covenants and agreements of Augusta herein contained, or contained in, documents submitted or required to be submitted pursuant to this Underwriting Agreement, shall survive the purchase by the Underwriters of the Shares and shall continue in full force and effect, regardless of the closing of the sale of the Shares and regardless of any investigation which may be carried on by the Underwriters, or on their behalf, for a period of two years following the Closing Date. Without limitation of the foregoing, the provisions contained in this Underwriting Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely, subject only to the limitation requirements of applicable law.

Section 22      Notices

          All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or facsimile to such other party as follows:

(a)	to Augusta at:

Augusta Resource Corporation Suite 400 - 837 West Hastings Street Vancouver, British Columbia V6C 3N6

Attention:           Gil Clausen, Chief Executive Officer
Facsimile No.:     604 687-1715

with a copy (for informational purposes only and not constituting notice) to:

Fasken Martineau DuMoulin LLP
2900-550 Burrard Street
Vancouver, BC
V6C 0A3

Attention:           Georald Ingborg
Facsimile No.:    604 632 3225

to the Underwriters at:

Wellington West Capital Markets Inc.
145 King St West, Suite 700
Toronto, Ontario
M5H 1J8

Attention:           William Washington
Facsimile No.:    416-642-1910

with a copy to:

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario
M5L 1B9

Attention:           Jay Kellerman
Facsimile No.:    416-947-0866

or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if facsimile, on the next business day after such notice or other communication has been sent (with receipt confirmed).

Section 23      Counterpart Signature

          This Underwriting Agreement may be executed in one or more counterparts (including counterparts by facsimile), which together shall constitute an original copy hereof as of the date first noted above.

Section 24      Time Of The Essence

          Time shall be of the essence in this Underwriting Agreement.

Section 25      Severability

          If any provision of this Underwriting Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Underwriting Agreement and shall be severable from this Underwriting Agreement.

Section 26      Entire Agreement

          This Underwriting Agreement constitutes the entire agreement between the Underwriters, and Augusta relating to the subject matter hereof and supersedes all prior agreements between the Underwriters and Augusta. For greater certainty, this Underwriting Agreement supersedes the letter agreement dated July 27, 2009 between Wellington West and Augusta.

Section 27      Not Fiduciaries

          The Company hereby acknowledges that the Underwriters are acting solely as the Company’s underwriters in connection with the offering and sale of the Purchased Shares.  The Company further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as fiduciaries to the Company, their respective management, securityholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such offering and sale of the Purchased Shares, either before or after the date hereof.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to the transactions contemplated by this Agreement and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Purchased Shares, do not constitute advice or recommendations to the Company.

Section 28      General

          The parties have expressly required this Underwriting Agreement and all other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only.  Les parties ont expressément demandé que la présente convention ainsi que tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

          If this agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by Augusta, please communicate your acceptance by executing where indicated below and returning by facsimile one copy and returning by courier an  originally executed copy to Wellington West.

          Yours very truly,

WELLINGTON WEST CAPITAL MARKETS INC.

By:	/s/ William Washington
William Washington

CORMARK SECURITIES INC.

By:	/s/ Darren Wallace
Darren Wallace

CIBC WORLD MARKETS INC.

By:	/s/ David A. Scott
David A. Scott

TD SECURITIES INC.

By:	/s/ Gorden Glenn
Gorden Glenn

 •

          The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

          ACCEPTED at Vancouver, British Columbia as of this 28th day of July, 2009.

AUGUSTA RESOURCE CORPORATION

By:	/s/ Gil Clausen
Gil Clausen

SCHEDULE “A”

ISSUER FREE WRITING PROSPECTUSES

1. Term Sheet dated July 27, 2009

Schedule A-1